SECURITIES AND EXCHANGE COMMISSION

                     Washington D.C.  20549
                     _______________________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                         October 3, 1996
                         Date of Report
                (Date of earliest event reported)


                     CELLULAR PRODUCTS, INC.
     (Exact name of registrant as specified in its charter)

                            New York
                    (State of Incorporation)


      0-12782                                          16-1183105
(Commission File Number)    (I.R.S. Employer Identification Number)


               872 Main Street, Buffalo, New York 14202
            (Address of principal executive offices)

                         (716) 882-0920
      (Registrant's telephone number, including area code)

Item 5.     Other Events.

            See Order dated October 3, 1996 of the United States
Bankruptcy Court, Western District of New York as Exhibit 99 to this Report.

            At a hearing before the United States Bankruptcy Court, Western District of New York, Michael J. Kaplan, J., on October 3, 1996, no additional bids were presented.

            Pursuant to the Order dated September 27, 1996 of said Court approving the sale of Registrant's assets pursuant to 11 USC
Section 363, Bankruptcy Rule 6004(a) and (c) and Rule 2000(a) and
(c), the Registrant will proceed with the contemplated sale of all assets in accordance with 11 U.S.C. Section 363(f) and the Asset Purchase Agreement dated August 20, 1996 between the Registrant and Hemagen Diagnostics, Inc., filed as Exhibit 99 to the Registrant's Current Report on Form 8-K dated August 27, 1996. The closing of such Agreement is subject to the terms set forth therein.

            The Registrant currently estimates that the Asset Purchase Agreement, if and when consummated, will result in a dividend of approximately 30% to the general unsecured creditors, payable approximately one-half at closing and the balance one year from the date of closing, and the elimination of all value of the interests of shareholders.

Item 7.     Financial Statements and Exhibits

7(c)        Exhibits

Exhibit Number:

99         Order of the United States Bankruptcy Court, Western
District of New York entered October 3, 1996.

                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    CELLULAR PRODUCTS, INC.

                    By:   /s/  Michael S. Durski
                         __________________________
                         Michael S. Durski
                         Vice President and
                         Chief Financial Officer